                                                              Exhibit 23.2

                 [Letterhead of Epstein, Weber & Conover, P.L.C.

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use of this Form S-8 related to the 2004 Stock Plan of
SurfNet Media Group, Inc. of our report dated May 26, 2004, with respect to the balance sheet of SurfNet Media Group, Inc. as of February 29, 2004 and the
related statements of operations, stockholders' deficit and cash flows for each of the two years in the period ended February 29, 2004, filed with the annual report of SurfNet Media Group, Inc. on Form 10-KSB with the Securities and
Exchange Commission.

/s/ EPSTEIN, WEBER & CONOVER, P.L.C.
Scottsdale, Arizona
July 19, 2004